Schedule 14/Prer
                            Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

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                            STRATIGOS FUND, L.L.C.
               (Name of Registrant as Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     Stratigos Fund, L.L.C. (the "Fund") hereby amends and supplements its
Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 on Schedule 14A (the "Statement") originally filed via EDGAR with the Securities and Exchange Commission on November 19, 2001.

     All information in the Statement is incorporated by reference in answer to all of the items in Schedule 14A, except the attached letter to members of the Fund shall appear at the beginning of the Statement.


     SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                                                STRATIGOS FUND, L.L.C.

                                            By:    /s/ Howard M. Singer
                                               -------------------------
                                               Name: Howard M. Singer
                                               Title: Principal Manager

November 20, 2001
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November 27, 2001

Dear Member,

It is with great pleasure that the Asset Management Division and Alternative Investments Group of CIBC World Markets Corp. ("CIBC") announce that CIBC and Takis Sparaggis, portfolio manager of Stratigos Fund, L.L.C. ("Stratigos"), will partner in the launch of Areti Advisers, L.L.C. ("Areti"), a new investment advisory firm to be managed by Mr. Sparaggis, with CIBC as a minority joint venture partner.

Takis and his team currently provide portfolio management services for in excess of $700 million in CIBC and CIBC client assets through our technology funds and the OIA Mid-Cap separate account program.

This new chapter in CIBC's relationship with Takis assures that our products will continue to have the benefits of the portfolio management skills of Takis and his team as they build an even stronger platform for high quality asset management products and services.

Effective January 1, 2002, and subject to investor approval, Areti will be admitted as a member in CIBC Oppenheimer Advisers, L.L.C., the investment adviser of Stratigos, of which CIBC is the managing member. In this way, Takis and his current team of analysts, researchers, traders and support staff, who will join him at Areti, will continue to provide the same investment services to Stratigos that they now provide. In addition, through CIBC's interest in Areti, Takis and his team will continue to enjoy the same level of support, risk management and oversight from CIBC in the operation of our products as is the case currently. This will all be accomplished with no additional fees imposed upon investors.

It has become all too common in the last several years for institutions to lose top notch portfolio management and research personnel as the young talent of our industry venture out and form their own firms. It is a testament to the strong working relationship we have built with Takis over the last five years, and to his dedication and professionalism, that as he takes this next natural step in his career, through our partnership in Areti, we can continue to provide our products with the high standard of portfolio management our clients have enjoyed and come to expect from Takis and his team. Indeed, our partnership with Takis in Areti is also an affirmation by CIBC of our confidence in Takis and his team and our commitment to provide our

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investors with the finest portfolio management personnel and services available, both internally and through structures such as this arrangement with Areti.

We are very excited for Takis and his team as they embark upon their new venture, and pleased that CIBC will continue to work with them to all of our mutual benefit. We therefore join with the Board of Managers of Stratigos in requesting that you vote in favor of Areti becoming a non-managing member of Startigos' investment adviser, thus enabling Stratigos to continue to benefit from Takis serving as the portfolio manager of the Fund, as more fully described in the accompanying proxy materials.

CIBC World Markets Corp.
The Alternative Investments Group